EXHIBIT 32.1
                                                                    ------------

     THE FOLLOWING CERTIFICATION IS PROVIDED BY THE UNDERSIGNED CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF CLARK, INC. ON THE BASIS OF SUCH OFFICERS' KNOWLEDGE AND BELIEF FOR THE SOLE PURPOSE OF COMPLYING WITH 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

                                  Certification
                                  -------------

In connection with the accompanying Annual Report of Clark, Inc. (the "Company") on Form 10-K for the year ended December 31, 2004 (the "Report"), I, Tom Wamberg, Chairman and Chief Executive Officer and I, Jeffrey W. Lemajeur, Chief Financial Officer, of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                 /s/ Tom Wamberg
             ------------------------
                    Name: Tom Wamberg
                  Title: Chairman and
              Chief Executive Officer
                  Date: March 2, 2005



            /s/ Jeffrey W. Lemajeur
           --------------------------
            Name: Jeffrey W. Lemajeur
       Title: Chief Financial Officer
                  Date: March 2, 2005



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.